FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5167	James Anderson, 312-822-7757
Sarah Pang, 312-822-6394	Emma Riza, 312-822-5960
Robert Tardella, 312-822-4387
CNA FINANCIAL ANNOUNCES SECOND QUARTER 2017 RESULTS

•	NET INCOME OF $272M; $1.00 PER SHARE; NET INCOME ROE OF 9.2%

•	NET OPERATING INCOME OF $239M; $0.88 PER SHARE; NOI ROE OF 8.0%

•	P&C COMBINED RATIO OF 93.5% VS 97.4% IN 2016

•	P&C COMBINED RATIO EX CATASTROPHES & DEVELOPMENT OF 94.6% VS 98.3% IN 2016

•	QUARTERLY DIVIDEND INCREASED 20% TO $0.30 PER SHARE
CHICAGO, July 31, 2017 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter 2017 net income of $272 million, or $1.00 per share, and net operating income of $239 million, or $0.88 per share. Property & Casualty Operations' combined ratio for the second quarter was 93.5%.
CNA Financial declared a quarterly dividend of $0.30 per share, payable August 30, 2017 to stockholders of record on August 14, 2017.

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions, except per share data)	2017	2016	2017	2016
Net operating income (a)	$239	$201	$474	$292
Net realized investments gains (losses)	33	8	58	(17)
Net income	$272	$209	$532	$275

Net operating income per diluted share	$0.88	$0.74	$1.74	$1.08
Net income per diluted share	1.00	0.77	1.96	1.02

	June 30, 2017	December 31, 2016
Book value per share	$44.39	$44.25
Book value per share excluding AOCI	44.26	44.89

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer herein and to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2016 for further discussion of this non-GAAP financial measure.

Property & Casualty Operations' net operating income was $261 million for the second quarter of 2017 as compared with $229 million in the prior year quarter. This increase was driven by improved current accident year underwriting results which more than offset lower net investment income. Catastrophe losses were $24 million, after tax, as compared with $58 million, after tax, in the prior year quarter.
Net operating loss for our non-core segments improved $6 million for the second quarter of 2017 as compared with the prior year quarter. The improvement was primarily due to a $9 million improvement in the Life & Group Non-Core segment driven by the Long Term Care business.
Net investment income, after tax, was $344 million for the second quarter of 2017 as compared with $362 million in the prior year quarter. The decrease was driven by limited partnership investments, which returned 0.7% as compared with 1.8% in the prior year quarter. Income from fixed maturity securities, after tax, for the second quarter of 2017 increased $5 million as compared with the same quarter in 2016, primarily due to an increase in the invested asset base.
Property & Casualty Operations
"I am pleased with our second quarter results and overall operational progress. Improvement in both our underlying loss ratio and expense ratio created one of our best underwriting quarters in the past decade," said Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation.

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2017	2016	2017	2016
Net written premiums	$1,702	$1,625	$3,334	$3,293
NWP change (% year over year)	5%	(1)%	1%	—%
Net investment income	$276	$310	$619	$555
Net operating income	261	229	529	436
Net income	289	239	574	430

Loss ratio excluding catastrophes and development	60.5%	63.9%	61.3%	62.9%
Effect of catastrophe impacts	2.4	5.3	2.3	3.9
Effect of development-related items	(3.5)	(6.2)	(2.9)	(4.9)
Loss ratio	59.4%	63.0%	60.7%	61.9%

Combined ratio	93.5%	97.4%	95.3%	96.8%
Combined ratio excluding catastrophes and development	94.6%	98.3%	95.9%	97.8%

Business Operating Highlights
Specialty

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2017	2016	2017	2016
Net written premiums	$716	$691	$1,395	$1,375
NWP change (% year over year)	4%	3%	1%	—%
Net operating income	$136	$164	$290	$291
Net income	145	166	303	286

Loss ratio excluding catastrophes and development	60.6%	62.5%	61.7%	62.5%
Effect of catastrophe impacts	0.8	1.3	0.7	1.0
Effect of development-related items	(3.7)	(9.9)	(4.5)	(8.0)
Loss ratio	57.7%	53.9%	57.9%	55.5%

Combined ratio	89.9%	85.4%	90.1%	87.4%
Combined ratio excluding catastrophes and development	92.8%	94.0%	93.9%	94.4%

•
Net operating income decreased $28 million for the second quarter of 2017 as compared with the prior year quarter, primarily due to lower favorable net prior year loss reserve development and lower net investment income.

•
The combined ratio increased 4.5 points while the combined ratio excluding catastrophes and development improved 1.2 points as compared with the prior year quarter. The loss ratio increased 3.8 points driven by lower favorable net prior year loss reserve development partially offset by an improved current accident year loss ratio. Catastrophe losses were $5 million, or 0.8 points of the loss ratio in the second quarter of 2017, as compared to $9 million, or 1.3 points of the loss ratio, for the prior year quarter. The expense ratio increased 0.7 points as compared with the prior year quarter.

•
Net written premiums increased $25 million as compared with the prior year quarter. The renewal premium change was 1% driven by rate and retention remained strong at 88%. New business was modestly higher and broad-based.

Commercial

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2017	2016	2017	2016
Net written premiums	$767	$740	$1,482	$1,488
NWP change (% year over year)	4%	3%	—%	1%
Net operating income	$115	$92	$209	$166
Net income	128	97	230	159

Loss ratio excluding catastrophes and development	59.4%	61.6%	60.8%	61.6%
Effect of catastrophe impacts	4.8	8.0	4.4	6.1
Effect of development-related items	(4.2)	(2.2)	(1.8)	(1.9)
Loss ratio	60.0%	67.4%	63.4%	65.8%

Combined ratio	95.1%	103.5%	99.8%	102.7%
Combined ratio excluding catastrophes and development	94.5%	97.7%	97.2%	98.5%

•	Net operating income increased $23 million for the second quarter of 2017 as compared with the prior year quarter, due to improved underwriting results partially offset by lower net investment income.

•
The combined ratio improved 8.4 points and the combined ratio excluding catastrophes and development improved 3.2 points as compared with the prior year quarter. The loss ratio improved 7.4 points due to an improved current accident year loss ratio and higher favorable net prior year loss reserve development. Catastrophe losses were $35 million, or 4.8 points of the loss ratio, in the second quarter of 2017 as compared to $55 million, or 8.0 points of the loss ratio, for the prior year quarter. The expense ratio improved 1.2 points as compared with the prior year quarter, due to lower employee costs.

•
Net written premiums increased $27 million as compared with the prior year quarter, driven by higher new business within Middle Markets. Renewal premium change was 2% driven by exposure growth as average rate was flat. Retention decreased to 82%.

International

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2017	2016	2017	2016
Net written premiums	$219	$194	$457	$430
NWP change (% year over year)	13%	(22)%	6%	(7)%
Net operating income (loss)	$10	$(27)	$30	$(21)
Net income (loss)	16	(24)	41	(15)

Loss ratio excluding catastrophes and development	63.8%	76.5%	61.7%	69.0%
Effect of catastrophe impacts	(0.5)	10.6	0.6	6.3
Effect of development-related items	(0.5)	(7.3)	(1.7)	(4.8)
Loss ratio	62.8%	79.8%	60.6%	70.5%

Combined ratio	100.1%	118.6%	97.7%	108.8%
Combined ratio excluding catastrophes and development	101.1%	115.3%	98.8%	107.3%

•
Net operating results improved $37 million for the second quarter of 2017 as compared with the prior year quarter, driven by improved underwriting results and the favorable period over period effect of foreign currency exchange gains and losses.

•
The combined ratio improved 18.5 points and the combined ratio excluding catastrophes and development improved 14.2 points as compared with the prior year quarter. The loss ratio improved 17.0 points, primarily due to an improved current accident year loss ratio driven by a lower level of large and catastrophe losses, partially offset by lower favorable net prior year loss reserve development. There were no catastrophe losses in the second quarter of 2017 as compared to $21 million, or 10.6 points of the loss ratio, for the prior year quarter. The expense ratio improved 1.5 points in the current quarter, primarily due to higher net earned premiums.

•
Net written premiums increased $25 million for the second quarter of 2017 as compared with the prior year quarter. Renewal premium change was 4% driven by exposure growth as average rate was flat, and retention improved to 78%. New business was also higher in the quarter.

Life & Group Non-Core

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2017	2016	2017	2016
Total operating revenues	$330	$327	$661	$645
Net investment income	195	188	392	375
Net operating income (loss)	5	(4)	9	(6)
Net income (loss)	9	(9)	19	(14)

•	Net operating results improved $9 million for the second quarter of 2017 as compared with the prior year quarter driven by improved long term care morbidity.
Corporate & Other Non-Core

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2017	2016	2017	2016
Net investment income	$4	$4	$9	$7
Interest expense	39	38	77	80
Net operating loss	(27)	(24)	(64)	(138)
Net loss	(26)	(21)	(61)	(141)

•
Net operating loss increased $3 million for the second quarter of 2017 as compared with the same period in 2016 driven by lower recognition of retroactive reinsurance deferred gain due to lower net asbestos and environmental pollution claim payments.

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 14th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Dino E. Robusto, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (877) 874-1569, or for international callers, (719) 325-2244. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting Robert Tardella at 312-822-4387.
Definition of Reported Segments
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.
International provides property and casualty insurance and specialty coverages on a global basis through its operations in Canada, the United Kingdom, Continental Europe, China and Singapore as well as through its presence at Lloyd’s of London.
Life & Group Non-Core primarily includes the results of the individual and group long term care businesses that are in run off.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of Specialty, Commercial and International, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Net operating income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk. Based on such analyses, the Company may recognize an other-than-temporary impairment (OTTI) loss on an investment security in accordance with its policy, or sell a security, which may produce realized gains and losses.
Net operating income (loss) is calculated by excluding from net income (loss) the after-tax effects of i) net realized investment gains or losses, ii) income or loss from discontinued operations and iii) any cumulative effects of changes in accounting guidance. The calculation of net operating income excludes net realized investment gains or losses because net realized investment gains or losses are largely discretionary, except for some losses related to OTTI, and are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors net operating income (loss) for each business segment to assess segment performance. Presentation of consolidated net operating income (loss) is deemed to be a non-GAAP financial measure.
For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.

Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

# # #